Q4 2018 Earnings Earnings Release Supplement January 16, 2019 7/13/2017 10:27 AM BlackRock Exhibit 99.2

A broadly diversified business across clients, products and geographies Assets Under Management of $5.98 trillion at December 31, 2018 Q4 2018 Total Base Fees of $2.779 billion Note: Base Fees and AUM by region data is based on client domicile. Equity 53% 51% 62% 32% 28% 48% 64% 65% Institutional Active Americas Fixed income Retail Index EMEA Multi-asset iShares ETFs Alternatives Cash Asia-Pacific 30% 27% 11% 31% 38% 10% 29% 28% 27% 37% 7% 5% 2% 6% 8% Aum Base fees 1 Investment Style Product Type Client Type Region Active Index Cash Equity Equity

Total long-term Retail iShares ETFs Institutional LTM organic asset growth rate (%) LTM organic base fee growth rate (%) 13% 16% 21% 19% 19% 15% 10% 9% 2% 2% 3% 3% 2% 2% 1% 0% Note: LTM organic growth rates measure rolling last twelve months data over beginning of period measure. 10% (2)% 4% 5% 7% 7% 7% 6% 4% 3% 2% 1% 2% 5% 5% 7% 7% 4% 3% 2% 2 Long-term net flows ($ in billions) Institutional Active Institutional Index (2)% (1)% 1% 3% 6% 7% 7% 6% 3%

Profitability ($ in millions, except per share data) For further information and reconciliations between GAAP and as adjusted, see page 12 of this earnings release supplement, notes (1) through (3) in the current earnings release as well as previously filed Form 10-Ks, 10-Qs and 8-Ks. Operating Income, as adjusted Operating Margin, as adjusted Net Income, as adjusted EPS, as adjusted Operating Income and Margin, as adjusted Net Income and EPS, as adjusted 3 Results for 2017 and 2016 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018.

Dividends per share Capital management (amounts in millions, except per share data) Amounts above exclude repurchases of employee tax withholdings related to employee stock transactions. Share repurchases and weighted average diluted shares Share repurchases Weighted average diluted shares Dividends 4

Major market indices and exchange rates

	Spot			% Change 12/31/2018 vs.		Average			% Change Average Q4 2018 vs.	
	12/31/2017	9/30/2018	12/31/2018	9/30/2018	12/31/2017	Q4 2017	Q3 2018	Q4 2018	Q3 2018	Q4 2017
Equity Indices										
Domestic										
S&P 500	2,674	2,914	2,507	(14)%	(6)%	2,604	2,848	2,693	(5)%	3%
Global										
MSCI Barra World Index	2,103	2,184	1,884	(14)%	(10)%	2,052	2,151	2,010	(7)%	(2)%
MSCI Europe Index	131	129	114	(12)%	(13)%	132	129	120	(7)%	(9)%
MSCI AC Asia Pacific Index	174	165	147	(11)%	(16)%	169	164	152	(7)%	(10)%
MSCI Emerging Markets Index	1,158	1,048	966	(8)%	(17)%	1,125	1,054	978	(7)%	(13)%
S&P Global Natural Resources	3,810	3,985	3,311	(17)%	(13)%	3,613	3,879	3,580	(8)%	(1)%
BLK Equity Index [(1)]				(12)%	(13)%				(7)%	(7)%
Fixed Income Index										
Barclays U.S. Aggregate Bond Index	2,046	2,013	2,047	2%	-%	2,040	2,018	2,011	-%	(1)%
Foreign Exchange Rates										
GBP to USD	1.35	1.30	1.28	(2)%	(5)%	1.33	1.30	1.29	(1)%	(3)%
EUR to USD	1.20	1.16	1.15	(1)%	(4)%	1.18	1.16	1.14	(2)%	(3)%

Source: Bloomberg

(1) Revenue weighted composite index calculated by BlackRock to approximate the impact of market fluctuations on BlackRock's equity base fees. The index is derived from publicly available market indices that represent applicable AUM benchmarks for each equity portfolio, as selected by BlackRock. The market impact information for each equity portfolio used to calculate the index may be substantially different from that shown. Index does not include portfolios that do not have an applicable market index. Index does not reflect BlackRock's investment performance, and is not indicative of past or future results.

BLACKROCK®
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Quarterly revenue ($ in millions) $(330) $(142) Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018. Q4 2018 compared to Q4 2017 Q4 2018 compared to Q3 2018 6               Percentage Change Year-over-Year Sequential Base fees ex. SL (4)% (3)% Securities lending (14)% (19)% Performance fees (65)% (34)% Technology services revenue 15% 2 % Distribution fees (11)% (3)% Advisory and other revenue (19)% 29 % Total (9)%   (4)%

Quarterly investment advisory, administration fees and securities lending revenue ($ in millions) Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018. $(118) $(104) Q4 2018 compared to Q4 2017 Q4 2018 compared to Q3 2018 7

Quarterly expense, as adjusted ($ in millions) Quarterly expense, as adjusted, includes non-GAAP adjustments related to a restructuring charge of $60 million in the fourth quarter of 2018 and PNC LTIP funding obligation of $4 million in the fourth quarter of 2018, $3 million in the fourth quarter of 2017 and $4 million in the third quarter of 2018. For further information, see notes (1) through (3) in the current earnings release. $(152) $(52) Q4 2018 compared to Q4 2017 Q4 2018 compared to Q3 2018 8 Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018..               Percentage Change Year-over-Year Sequential Employee comp. & benefits (11)% (7)% Distribution & servicing costs (3)% 3 % Direct fund expense (5)% (10)% General & administration - % 9 % Amortization of intangible assets 25% 15 % Total (7)%   (2)%

Full year revenue ($ in millions) $598 Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018. 2018 compared to 2017 9       Percentage Change Year-over-Year Base fees ex. SL 6 % Securities lending 5 % Performance fees (31)% Technology services revenue 19 % Distribution fees (2)% Advisory and other revenue (2)% Total 4%

Full year investment advisory, administration fees and securities lending revenue ($ in millions) Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018. $685 2018 compared to 2017 10

Full year expense, as adjusted ($ in millions) Expense, as adjusted, includes non-GAAP adjustments related to a restructuring charge of $60 million in 2018 and PNC LTIP funding obligation of $14 million and $15 million in 2018 and 2017, respectively. For further information, see notes (1) through (3) in the current earnings release. $336 2018 compared to 2017 11 Results for 2017 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018..         Percentage Change Year-over-Year Employee comp. & benefits 2 % Distribution & servicing costs 1 % Direct fund expense 12 % General & administration 13 % Amortization of intangible assets (44)% Total 4%

Reconciliation between GAAP and as adjusted ($ in millions) Non-GAAP adjustments include amounts related to a restructuring charge, PNC LTIP funding obligations and noncash income tax matters, as applicable. The fourth quarter of 2017 includes a non-GAAP adjustment of $1.3 billion related to the Tax Cuts and Jobs Act. For further information and reconciliation between GAAP and as adjusted, see notes (1) through (3) in the current earnings release as well as previously filed Form 10-Ks, 10-Qs and 8-Ks. Results for 2017 and 2016 were recast to reflect the adoption of the new revenue recognition standard. For further information, refer to the Current Report on Form 8-K furnished on March 22, 2018. 12

Important Notes This presentation, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions. BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance. BlackRock has previously disclosed risk factors in its Securities and Exchange Commission (“SEC”) reports. These risk factors and those identified elsewhere in this earnings release, among others, could cause actual results to differ materially from forward-looking statements or historical performance and include: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s investment products; (4) the impact of increased competition; (5) the impact of future acquisitions or divestitures; (6) the unfavorable resolution of legal proceedings; (7) the extent and timing of any share repurchases; (8) the impact, extent and timing of technological changes and the adequacy of intellectual property, information and cyber security protection; (9) the potential for human error in connection with BlackRock’s operational systems; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or PNC; (11) changes in law and policy and uncertainty pending any such changes; (12) terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or BlackRock; (13) the ability to attract and retain highly talented professionals; (14) fluctuations in the carrying value of BlackRock’s economic investments; (15) the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could affect the value proposition to clients and, generally, the tax position of the Company; (16) BlackRock’s success in negotiating distribution arrangements and maintaining distribution channels for its products; (17) the failure by a key vendor of BlackRock to fulfill its obligations to the Company; (18) any disruption to the operations of third parties whose functions are integral to BlackRock’s exchange-traded funds platform; (19) the impact of BlackRock electing to provide support to its products from time to time and any potential liabilities related to securities lending or other indemnification obligations; and (20) the impact of problems at other financial institutions or the failure or negative performance of products at other financial institutions. This presentation also includes non-GAAP financial measures. You can find our presentations on the most directly comparable GAAP financial measures calculated in accordance with GAAP and our reconciliations on page 12 of this earnings release supplement, our current earnings release dated January 16, 2019, and BlackRock’s other periodic reports, which are available on BlackRock’s website at www.blackrock.com. 13